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                                                                    Exhibit 10.7




                    AMENDMENT NO. 1 TO EMPLOYMENT AGREEMENT
                    ---------------------------------------



     AMENDMENT NO. 1 TO EMPLOYMENT AGREEMENT (the "Amendment"), made and entered into this _____, day of ________, 2001, among ARAMARK CORPORATION, a Delaware corporation ("ARAMARK"), ARAMARK WORLDWIDE CORPORATION, a Delaware corporation (the "Company"), and Joseph Neubauer ("Mr. Neubauer").

                                   WITNESSETH
                                   ----------

     A. Pursuant to Section 7(b) of the Agreement, made and entered into on ___________ (the "Agreement"), between ARAMARK and Mr. Neubauer, ARAMARK agreed to apply to Mr. Neubauer's ISPO's, stock options and shares of common stock, the terms of the ARAMARK Ownership Program as currently in effect (including the Amended and Restated Stockholders' Agreement of ARAMARK, dated as of December 14, 1994, and applicable plans and policies) with only such changes, amendments and modifications as shall not be, individually or in the aggregate, adverse to Mr. Neubauer and to waive any such changes, amendments and modifications that are so adverse.

     B. ARAMARK and the Company entered into a Merger Agreement providing for, among things, the merger of ARAMARK into the Company and exchange each share of ARAMARK's currently outstanding common stock for shares of common stock of the Company (the "Merger").

     C. As a result of the Merger, the Company will assume all of the obligations of ARAMARK including the Agreement.

     D. Immediately following the effectiveness of the Merger, the closing of an initial public offering of Class B common stock, par value $0.01 per share, of the Company, will take place (the "IPO").

     E. In order to facilitate the IPO, ARAMARK and the Company have requested that Mr. Neubauer agree to enter into the Amendment.

     F. In order to induce Mr. Neubauer to enter into the Amendment, the Company has agreed in enter into a registration rights agreement, effective upon consummation of the Merger, to grant Mr. Neubauer and certain related parties registration rights as provided therein with respect to the shares of common stock of the Company held by Mr. Neubauer and such parties after the consummation of the Merger on the terms and subject to the conditions as set forth in the registration rights agreement.
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     G.  Capitalized terms used in this Amendment have the meanings given to them in the Agreement.

      NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

      1. Amendment: (a) All references in the Agreement to ARARMARK shall be deemed to be references to the Company.

                      (b) Section 7(b) of the Agreement is hereby deleted in its entirety.

      2. Except as provided in paragraph 1, the Agreement shall continue in full force and effect.

      3.  This Amendment shall become effective upon consummation of the Merger.


















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     IN WITNESS WHEREOF, the parties have each executed this Amendment as of the date first written.


                                         JOSEPH NEUBAUER


                                         ______________________________________



                                         ARAMARK CORPORATION


                                         By:___________________________________
                                            Name:
                                            Title:



                                         ARAMARK WORLDWIDE CORPORATION


                                         By:___________________________________
                                            Name:
                                            Title:













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